EXHIBIT 32

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF ACCOUNTING OFFICER OF PALMETTO BANCSHARES, INC. PURSUANT TO 18 U.S.C. SECTION 1350

The undersigned, in the capacities noted, certify that this report on Form 10-K/A, Amendment No. 1 fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and that the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of Palmetto Bancshares, Inc.  The foregoing certification is made pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350) and no purchaser or seller of securities or any other person shall be entitled to rely upon the foregoing certification for any purpose.  The undersigned expressly disclaims any obligation to update the foregoing certification except as required by law.

/s/      L. Leon Patterson
 L. Leon Patterson
 Chairman and Chief Executive Officer

/s/      Paul W. Stringer
 Paul W. Stringer
 President and Chief Operating Officer
 Chief Accounting Officer

Dated:   April 29, 2005